UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/13/2005

NATCO GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15603

DE	222906892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-683-9292
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

Explanatory Note: Effective January 1, 2005, NATCO Group Inc. realigned its business segments by end-use markets and related technologies into three segments: Gas Technologies, Oil & Water Technologies and Automation & Controls. This Form 8−K presents our 2003 and 2004 segment-level financial information that has been reclassified to reflect the realigned business segments. This realignment has no impact on NATCO's previously reported historical consolidated revenues, gross profit, income (loss) before income taxes, net income (loss) or earnings (loss) per share.

The information in this Form 8-K that is furnished under "Item 2.02. Results of Operations and Financial Condition" and Exhibit 99.1 to this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

As previously announced, we restructured our organization effective as of January 1, 2005 in order to improve our execution and customer focus. For financial reporting purposes, commencing in 2005, we also are allocating corporate and other expenses to each of the segments, rather than segregating these costs on a standalone basis. The new segments are Oil & Water Technologies, Gas Technologies and Automation & Controls.

>        The Oil & Water Technologies group includes our traditional oil and gas separation and dehydration equipment sales and related services, our extensive North American branch distribution network, and our worldwide engineered systems group, all of which are focused primarily on oil and water production and processing systems.

>        The Gas Technologies group includes our CO2 membrane business, the assets and operating relationship related to our gas processing facilities in West Texas, H2S removal technologies including Shell Paques" and other gas-related technologies that focus on removing contaminants from the gas stream.

>        The Automation & Controls group remains unchanged, focusing on sales of new control panels and systems which monitor and control oil and gas production, as well as field service activities including repair, maintenance, testing and inspection services for existing systems.

This Form 8−K is being furnished in order to assist investors in making accurate comparisons of our historical segment financial information with future segment financial information. Reclassifications have been made to previously reported quarterly segment financial information and annual segment financial information for 2004 and 2003 to conform with the realigned business structure. Upon furnishing this report, we will post on the Investor Relations page of our website, www.natcogroup.com, the Adjusted Unaudited Segment Information attached to this report as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibits

99.1        Adjusted Unaudited Segment Information tables for the four quarters and for the full years of 2003 and 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: May 13, 2005.	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Unaudited Segment Information tables for the four quarters and full years of 2003 and 2004